Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Sole Member

TMX Finance LLC

Savannah, Georgia

We consent to the use of our report included herein and to the reference to our firm under the captions “Experts” and “Change in Certifying Accountants” in the prospectus.

/s/ Dixon Hughes PLLC

Atlanta, Georgia

March 30, 2011